EXHIBIT 11

                CONSENT OF DELOITTE & TOUCHE LLP

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CONSENT OF INDEPENDENT AUDITORS


Fund for Government Investors

We consent to the incorporation by reference in Post-Effective Amendment No. 33 to Registration Statement No. 2-52552 of our report dated January 23, 1998 appearing in the Annual Report of Fund for Government Investors for the year ended December 31, 1997 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which are also a part of such Registration Statement.



/s/ DELOITTE & TOUCHE  LLP

Princeton, NJ
April 27, 1998